           IRREVOCABLE COLLATERAL ASSIGNMENT OF STOCK & LOAN AGREEMENT



Effective Date: Sept. 22, 2000
Place:          Palm Springs, CA
Collateral Shares:   Company Name: BioShield Technologies/Electronic Medical
                                   Distribution, Inc.
                     Symbol: BSTI
                     Stock Certificate No.#: 0424, 0425, 0426, and 0427
                     Date Cut: August 25, 2000


AS SECURITY for payment of and on that certain Promissory Note (the "Note") of even date herewith, an original copy of which is attached hereto incorporated herein by this reference, in the aggregate gross principal sum of:
$14,000,000.00 (fourteen million US Dollars). To be paid in 1-3 (one to three) traunches: 1) $2,000,000.00 within 24 hours of execution of this agreement and receipt of the collateral described herein; 2) $6,000,000.00 72 hours from first traunch; 3) $6,000,000.00 45-business day after second traunch.

Made by the undersigned: Name: Electronic Medical Distribution, Inc.,
Address: 5655 Peachtree Parkway, Norcross, GA., 30092

Whether made by one or more payable to the order of: COREY-CHANNING TRUST (the "Lender") at 611 South Palm Canyon Drive, Suite 7-158, Palm Springs, CA 92264, with ANTHONY CIOCCHETTI, JR., TRUSTEE/POA, whether one or more, the Borrower hereby assigns as Collateral: 3,000,000 (three million) shares (the "Collateral Shares") 144 stock of (the "Borrower"), held on the books and records of such company, represented by certificates for such Collateral Shares which Borrower has currently herewith delivered to the Lender, together with an assignment of such Collateral Shares endorsed in blank. The Borrower herewith irrevocably appoints the Lender as attorney in fact for the Borrower to arrange for transfer of the Collateral Shares, to the Custodial Safekeeping Account solely for the purposes as indicated herein. The Borrower warrants that the Collateral Shares referred to herein are valid and authentic and are not subject to any further pledge, restriction or encumbrance when they are delivered into the Custodial Safekeeping Account, as defined in Section #14, of the attached.

The assignment of such stock is also made upon the following terms:

1) During the term of this Agreement, all dividends and other amounts received by the Borrower as a result of the Borrowers record of ownership of the Collateral Shares shall be applied by the Borrower or Borrowers and applied to the payment of the Note or be deemed assigned to the Lender.

2) Default Provision: During the term of this Agreement, The Borrower shall be assigned and retain the right to vote the Collateral Shares or to take action required by the share holders of the subject stock in order to continue the viability of the stock.

3) Default Provision: During the term of this Agreement, it is expressly understood and agreed by the Borrower that the Lender shall retain the right in the event of said default to further assign all the Collateral Shares or to offer for sale, transfer, or pledge Collateral Shares in order to regain the funds Lender loaned to the Borrower. This includes all interest and expenses incurred during the default to liquidate the Collateral Shares.


        IRREVOCABLE COLLATERAL ASSIGNMENT.  LENDER'S INITIALS: ______ BORROWER'S
                                                  INITIALS: /S/_____ PAGE 1 OF 5

4) If, during the term of this Collateral Assignment, any shares, dividends, re-classification, re-adjustment or other change is declared or made in the capital Structure of the corporation(s), whose stock in hereby collaterally assigned, all new, Substituted and additional shares or other securities, issued by reason of any change, shall be held by the Lender under the terms of this Collateral Assignment Agreement in the same manner the shares originally assigned hereunder.

5) If, during the term of this Collateral Assignment subscription warrants or any other right or options shall be issued in connection with the Collateral Shares, such warrants, rights and options, shall be immediately collaterally assigned by the Borrower to the Lender, the Payee of the above referenced Note.

6) Upon payment, in full, at maturity of the above referenced Note, the Lender shall re-deliver immediately the Collateral Shares and Assignments thereof to the Borrower. In the event of "Default" that such shares must be offered for sale, transfer or pledged by the Lender such that, ultimately, all the Collateral shares mush be liquidated, the Lender's only duty shall be to notify the Borrower, in writing, that loan is in default and that the Lender shall deliver written notice to Borrower of said Default after which Borrower shall have ten (10) days to cure said default in full. If Borrower does not cure said default with that time, then the loan will be in default and Collateral Shares are being set into either a sale, transfer or pledge account to be disposed for the repayment of loan. It is further understood and agreed to by the Lender and Borrower that Lender will not be held responsible for any financial risks to him in the event that the Collateral Shares must be liquidated. Lender agrees to not hold Borrower responsible for any other financial responsibility of the liquidation of same.

7) In the event that the Borrower should "Default" with respect to the Note, over the Lender or the then-payee of such Note shall have all rights and remedies provided by the Uniform Commercial Code of the State of California. Lender retains the right to sell, or bid on, or buy the all Collateral shares in the account in such a manner and for such a price as to cure the "Default" of Note and the liquidated damages thereto.

8) In the event of any dispute between Lender and Borrower, the assigned escrow agent (The "CUSTODIAN") shall not deliver the stock nor the assignments thereof absent a written mutual agreement to such effect from the Lender and from the Borrower. Absent a settlement of any such controversy by a final judgement of a court of competent jurisdiction, Borrower and Lender shall pay any and all attorneys' fees, court costs and damages as they may be agreed upon, or as the court may apportion between the Borrower and Lender. Borrower agrees to hold harmless Lender and escrow agent from any expense(s) arising out of acting as "Custodian".

9) The parties hereby acknowledge that the Collateral shares have no liens, encumbrances or other loan pledges placed against the Collateral Shares. All 144-restricted shares accepted by Lender shall be accompanied with the STOCK MEDALLION SIGNATURE, MERRILL LYNCH, PIERCE, FENNER & SMITH FORM 116, LEGAL LETTER OF OPINION AND ASSIGNMENT LETTER AUTHORIZED BY AUTHORITY SIGNATORY FOR BORROWER NOTARIZED, PLEDGED TO THE COREY-CHANNING TRUST, AND ANY OTHER SUPERFICIAL FORMS THAT MAY COME INTO PLAY. The shares represented by the assigned certificate(s) have been registered under the Securities Act of 1933 (the "Act") and are not treasury stocks of the company that have no pledge value.


                   IRREVOCABLE COLLATERAL ASSIGNMENT. LENDER'S INITIALS: _______
                                     BORROWER'S INITIALS: /S/_______ PAGE 2 OF 5

10) Borrower hereby certifies that he/she is an "ACCREDITED INVESTOR" within the meaning of Rule 501(a) promulgated under the US Securities Act of 1933, as amended. The Lender and the Borrower hereby agree that the Collateral Shares acknowledged are to be held as security for the express purposes stated, as security to the promissory note attached hereto and made part of this agreement. COLLATERAL SHARES ARE NOT TO BE BORROWED FURTHER AGAINST, SOLD, NOR TO BE MARGINED, NOR SOLD SHORT. The Collateral Shares are being held for the sole purpose of collateral for the loan as per Promissory Note, attached hereto as Exhibit A. Lender has only the right to place for sale, transfer or pledge Collateral Shares under the conditions of the "Default Provisions" as outlined in the Agreement. In the event that Lender finds inadequacy in the Collateral Shares to complete said loan against Collateral Shares; the parties hereby agree to execute any and all documents or other instruments deemed reasonably necessary to effectuate such rescission to the parties pursuant to their respective interests herein.

11) The gross amount of the loan shall be $14,000,000.00 (fourteen million US Dollars). Borrower hereby recognizes and accepts that a five percent (5%) Loan Origination fee will be charged. The interest and Origination fee shall be deducted from loan amount and Borrower will then receive the net amount of proceeds.

12) The term of the loan shall be for twelve (12) months, with an extension of two (2) months at Lender's option and approval.

13) There shall be no margin call against loan. This shall be a non-recourse loan secured by the stock and the Promissory Note of even date, attached hereto and made part hereof, as exhibit A.

14) The Collateral Shares to be pledged shall be placed into an account for the benefit of the COREY-CHANNING TRUST. However Collateral Shares can be delivered in Certificate form whether free trading or 144-restricted to the following Custodial Safekeeping Account, including all formal documents accompanying as outlined in #9, of this Agreement. The "Custodial Safekeeping Account:

                                 MERRILL LYNCH
                               74-800 HIGHWAY 111
                             INDIAN WELLS, CA 92210

                            ATTN: PERRY ZEIGLER, CFM
                                 1-800-324-5572

                              ACCOUNT # 56J-10805
                                   DTC # 5198
                                  ACAT # 0161
                                  ASSIGNED TO:
                              COREY-CHANNING TRUST

15) At the time of delivery into the Custodial Safekeeping Account(s), said Collateral Shares shall be free and clear of any liens and encumbrances and any third party claims, and are to be of non-criminal origin.



        IRREVOCABLE COLLATERAL ASSIGNMENT.  LENDER'S INITIALS: ______ BORROWER'S
                                                  INITIALS: /S/_____ PAGE 3 OF 5

16) Loan interest rate shall be set @ ___% (_______ percent). This is a balloon loan, with first year interest and origination fees pre-paid. Yearly interest and principal all due upon maturity date.

17) The following additional restrictions shall apply to the Custodial Safekeeping Account, and the Collateral Shares during the term of the loan and any extensions thereof: Including but not limited the "Default Provisions" as described in the Agreement:

         18.1) The Collateral Shares shall remain in the Custodial Safekeeping Account or Accounts.

         18.2) The Custodial Shares shall not be moved into another account or removed from the Custodial Account unless under Default Provision.

         18.3) The Collateral Shares and the account shall not be re-hypothecated, re-assigned, or encumbered for more than $16,000,000.00 (sixteen million US Dollars) in principal amount plus interest, and late fees or loan fees and money reserve account.

         18.4) The Collateral Shares and holding account shall not be used for hedging, margining, selling, buying, or trading in any option, derivatives or speculative financial instruments.

         18.5) Lender hereby agrees to immediately return Collateral Shares balance held in the Custodial Account to Borrower upon repayment in full of the loan, at anytime within three (3) business days from the date of payoff. Lender further agrees to return all the Collateral Shares to the borrower if for any reason(s) whatsoever, the contemplated loan transaction does not close in a timely fashion, without any recourse to anyone, without any deductions and offsets.

         18.6) Upon Custodian Account receiving Collateral Shares via DTC or by Certificate form, having time to verify, authenticate and place into the Custodial Safekeeping Account, Borrower will receive from Lender Principal amount of loan with 72 hours. Monies to Borrower can be wire transferred or a Cashier's Check. (Borrower's Option.)

18) This is a private and confidential transaction, under the rule of non-circumvention and non-disclosure of Confidential Information in a business like manner, for a mutual benefit, with Confidential Information being defined as Lender's Banking, Lender's Stock Accounts, as have been disclosed in this agreement.

19) This agreement shall be construed under the laws of the United States of America and the State of California.

20) The Borrowers and Lender have placed their Signature upon this document agreeing to the terms and conditions as they have been numbered and spelled out in this agreement. These terms and conditions apply and shall further extend to their heirs, representatives, succession, and assigns of the Borrower and Lender.


        IRREVOCABLE COLLATERAL ASSIGNMENT.  LENDER'S INITIALS: ______ BORROWER'S
                                                  INITIALS: /S/_____ PAGE 4 OF 5

           ACCEPTED AND AGREED TO AS REPRESENTED BY SIGNATURES BELOW

BY: /s/                                              Date:     9-21-00
   -------------------------------------------             ---------------------------------------------

Name:  Scott Parliament                              Title: Chief Financial Officer
     -----------------------------------------             ---------------------------------------------

Address:  5655 Peachtree Pkwy                        City:  Norcross
        --------------------------------------             ---------------------------------------------

State: GA  Zip 30092  Phone 770-246-2000             Fax:   770-246-2196
      ---      -----        ------------                    --------------------------------------------


BY:                                                  Date:
   -------------------------------------------              --------------------------------------------
   COREY-CHANNING TRUST/ANTHONY GIOCCHETTI JR.
   TRUSTEE/POWER OF ATTORNEY
   611 SOUTH CANYON DRIVE, SUITE 7-15B
   PALM SPRINGS, CA 92264

Date Signed Is              , 2000
              --------------                                 -------------------------------------------
                                                                               Witness
                                                                       Please print name below

                                                             -------------------------------------------

  --------------------------------------------               -------------------------------------------
              Accommodator                                                     Witness
Date Signed Is              , 2000                                     Please print name below
              --------------

                                                             -------------------------------------------
  /s/                                                        /s/
  --------------------------------------------               -------------------------------------------
                Borrower                                                       Witness
Date Signed Is     9-21     , 2000                                     Please print name below
              --------------
                                                             /s/
                                                             -------------------------------------------

             Irrevocable Collateral Assignment. Lender's Initials: ______

                             Borrower's Initials: /s/______  Page 5 of 5 _____

                                   EXHIBIT A

                                PROMISSORY NOTE

PRINCIPAL AMOUNT: $14,000,000.00                  ISSUE DATE: SEPTEMBER 22, 2000
MATURITY DATE:    ONE YEAR AND ONE DAY            LOAN NO.:

For Value received, Electronic Medical Distribution, Inc., a Delaware corporation with an address at 5655 Peachtree Parkway, Norcross, GA., 30092, (the "Maker") promises to pay Corey-Channing Trust, (together with all subsequent holders in due course) at 611 South Palm Canyon Drive, Suite 7-158, Palm Springs, CA 92264 (the "Holder"), the principal sum of $14,000,000.00 (fourteen million US Dollars and No/cents) lawful money of the United States of America, with Interest from the date hereof at the rate of ___% (________ percent) simple interest per annum on the terms hereinafter set forth.

This Promissory Note (the "Note") is issued under the terms of an Irrevocable Collateral Assignment of Stock & Loan Agreement (the "Agreement"), and all other exhibits to same are made part of the note, dated as of September 18, 2000 between Maker and Holder.

1.   PAYMENT TERMS

     Principal. If the Loan Period, i.e., the time between the date of this Note and the Maturity Date, is one year, and one month then no Principal Amount must be repaid until the Maturity Date. However, if the Loan Period is more than one year and one day, then 20% of the Principal Amount must be repaid on each anniversary of this Note prior to the Maturity Date. All remaining unpaid Principal Amount is due on the Maturity Date.

     Interest. Interest is due each quarter in arrears. Interest is calculated on a "simple" basis, i.e. one-fourth of the Interest Rate is due at the end of each quarter.

     All amounts are stated and payable in US Dollars.

2.   NO DEDUCTION OR SET-OFF

     The principal and interest shall be payable without set-off or deduction, unless specifically added by addendum to the Note, at the address of the Holder set forth in the heading hereof, or at such other place as Holder may designate in writing.

3.   PREPAYMENT; PREPAYMENT LIMITATION

     The Maker may prepay any and all principal at any time after the first ninety (90) days. If only a portion of the Principal Amount is repaid, no interest needs to be concurrently repaid (unless due). However, if the entire principal amount is repaid, or that portion of principal which extinguishes the balance of the principal, then all accrued interest must also be paid to effect cancellation of the entire obligation.


EXHIBIT A                       PROMISSORY NOTE                      PAGE 1 OF 4

4.   DEFAULT INTEREST

     Any principal or Interest not paid when due, in addition to being an Event of Default, shall bear interest thereafter at the aforesaid rate plus 15% (fifteen percent) per annum simple Interest.

5.   EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) Maker shall have made an assignment for the benefit of creditors of composition with creditors: or is unable or admits in writing its inability to pay its debts as they mature; or any proceeding relating to Maker under any bankruptcy, bankruptcy reorganization, arrangement, readjustment of debt, receivership, dissolution liquidation law or statute of any jurisdiction, whether now or hereafter in effect is commenced by or against Maker.

         (b) Any representation or warranty make by Maker in the Agreement shall be false or misleading in material respect; or

         (c) Maker shall breach or fail to take any actions required, obligated, or necessary to maintain or fulfill the Agreement; or

         (d) Maker shall fail to make a timely interest payment or principal repayment. "Timely" shall mean with ten (10) business days of when it was due.

6.   ACCELERATION; REMEDIES

     Should any Event of Default occur hereunder, then Holder with written notice given Maker, Maker then has (10) ten business days to cure said default, at its option, unless expressly required elsewhere, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Maker hereunder with interest accrued thereon at the Default Rate as set forth herein; and, payment thereof may be enforced by liquidating the collateral. "Liquidation" shall mean the Holder may dispose of the Stock by any means to satisfy the Maker's obligation. "Dispose of the Stock by any means" includes: sale, assignment, hypothecation, transfer, or other any method Holder employs, provided however, that Maker should be entitled to any monies derived through the remedies hereunder only in the amount of unpaid principal and interest then due by default. If Holder retains counsel to enforce this Note to ensure title and liquidation of the collateral, such cost shall be at Makers expense. "Monies" shall be interpreted strictly as cash receipts realized by the Holder. The definition shall not include non-monetary benefits, credit lines, or other benefits which the Holder may enjoy from deployment and any remedies given against the collateral.

     Any and all collateral held under the Irrevocable Collateral Assignment of Stock & Loan Agreement, with all other exhibits to same made part of this note, may be used against the Collateral in furtherance, sold, assigned, hypothecated, or otherwise disposed of to recover amounts enumerated above.


EXHIBIT A                     PROMISSORY NOTE                      PAGE 2 OF 4

     The Holder accepts no liability as to price, purchaser, or other considerations in the disposition of such collateral and the Maker waives any right through arbitration or legal remedy to seek to make Holder accountable for such.

7.   NON-RECOURSE OF NOTE

     The Holder acknowledges the sufficiency of the collateral, i.e., the Stock, as adequate and sufficient for the principal amount advanced and any deficiencies that may arise to the Maker and that the Holder is precluded and estopped from making any and all claims against the Maker for other assets, guarantees, or actions against any individual, Trust, corporation or entity for recovery of any amount owned to the Holder, except in the fraudulent inducement, incomplete conveyance of the Stock such that the Holder, after an Event of Default, is unable to liquidate such Stock; or, material misrepresentations and invalid warranties of the Maker which caused the Holder to enter into the transition.

8.   CONSENT TO WAIVERS

     Maker and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Holder with respect to the payment of other provisions of this Note, and to release of collateral or any part thereof, with or without substitution.

9.   PARTIAL INVALIDITY

     If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Note. In addition, in no event shall the rate of interest exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Holder may determine. If the excessive amount of interest paid exceeds the sums outstanding, Holder shall refund the portion exceeding the said sums outstanding in cash. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

10.  WAIVERS BY HOLDER

     Holder shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

11.  GOVERNING LAW

     This instrument shall be governed by and construed according to the laws of the state of California.

     EXHIBIT A                    PROMISSORY NOTE                   PAGE 3 of 4

12.  PARTIES

     Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the word "Holder" and "Maker" shall be deemed to include the respective successors and assigns of Holder and Maker.

IN WITNESS WHEREOF, Maker without duress hereby executed this Note on the day and year first above written.

Electronic Medical Distribution, Inc. (MAKER)           ATTEST:
-------------------------------------
/s/                                                   /s/
-------------------------------------                 --------------------------

Printed Name:
              ---------------------

Its: Chief Financial Officer
     ------------------------------

(CORPORATE SEAL) (If Corporate Signer)


Exhibit A                     Promissory Note                       Page 4 of 4